UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Oyster Point Boulevard South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2019, Five Prime Therapeutics, Inc. (“FivePrime”) and Lewis T. Williams, a member of the Board of Directors of FivePrime, entered into a Consulting Agreement, effective April 1, 2019 (the “Agreement”), pursuant to which Dr. Williams will provide consulting services to FivePrime from time to time, including as Chairman of FivePrime’s Scientific Advisor Board, for a term ending on May 31, 2022. Pursuant to the Agreement, in consideration of Dr. Williams’ provision of such services, FivePrime agreed to pay Dr. Williams (i) a monthly retainer of $10,000 for up to 20 hours of services each month and (ii) at a rate of $500 per hour for each additional hour of services he provides each month.

In connection with entering into the Agreement, Dr. Williams resigned as an employee of FivePrime, effective March 15, 2019. Dr. Williams continues to serve as a member of FivePrime’s Board of Directors.

If Dr. Williams elects continued health or dental insurance coverage under COBRA, FivePrime will pay for the monthly cost of such coverage up to September 30, 2020.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to FivePrime’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: March 18, 2019